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                                                                      EXHIBIT 99

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                 PROXY SOLICITED BY MIDAMERICAN ENERGY COMPANY
            IN OPPOSITION TO THE PROXY SOLICITED BY THE DIRECTORS OF
                              IES INDUSTRIES INC.

         The undersigned, a holder of record of shares of common stock, without par value (the "Shares"), of IES Industries Inc., an Iowa corporation ("IES"), at the close of business on July 10, 1996 (the "Record Date"), hereby appoints Stanley J. Bright, J. Sue Rozema and Paul J. Leighton, or any of them, the proxy or proxies of the undersigned, each with full power of substitution, to attend the Annual Meeting of IES Shareholders to be held on September 5, 1996 (and any adjournments, postponements, continuations or reschedulings thereof), at which holders of Shares will be voting on, among other things, approval of the Agreement and Plan of Merger, dated as of November 10, 1995, as amended (the "Merger Agreement"), among Interstate Power Company, an Iowa corporation ("Interstate"), WPL Holdings, Inc., a Wisconsin corporation ("WPL"), IES, WPLH Acquisition Co., a Wisconsin corporation and a wholly-owned subsidiary of WPL, and Interstate Power Company, a Wisconsin corporation and a wholly-owned subsidiary of Interstate, providing for the combination of IES, Interstate and WPL (the "Proposed Wisconsin Transaction"), and to vote as specified in this proxy all the Shares which the undersigned would otherwise be entitled to vote if personally present. If no vote is specified, the undersigned will be deemed to have voted AGAINST approval of the Merger Agreement and to have abstained on the election of directors. The undersigned hereby revokes any previous proxies with respect to the matters covered in this Proxy.

         THE BOARD OF DIRECTORS OF MIDAMERICAN ENERGY COMPANY RECOMMENDS A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT. IF RETURNED CARDS ARE SIGNED BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED AGAINST APPROVAL OF THE MERGER AGREEMENT AND TO HAVE ABSTAINED ON THE ELECTION OF DIRECTORS.
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     THE BOARD OF DIRECTORS OF MIDAMERICAN ENERGY COMPANY RECOMMENDS A VOTE
                              AGAINST PROPOSAL 1.

     1. Approval of Merger Agreement  / / AGAINST  / / FOR  / / ABSTAIN

     2. The election of directors:  FOR ALL / /  AGAINST ALL / /
                                    EXCEPTIONS / /  ABSTAIN / /

     Nominees: C.R.S. Anderson; J. Wayne Bevis; Lee Liu; Jack R. Newman;
               Robert D. Ray; David Q. Reed; Henry Royer;
               Robert W. Schlutz; Anthony R. Weiler.

                              Exceptions(s):

                                           In their discretion, the Proxies
                                           are authorized to vote upon such
                                           other business as may properly
                                           come before the meeting or any
                                           adjournments, postponements,
                                           continuations or reschedulings
                                           thereof.

                                           Dated:  , 1996

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                                           Signature (Title, if any)

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                                           Signature if held jointly

                                           Please sign your name above
                                           exactly as it appears hereon.
                                           When Shares are held of record
                                           by joint tenants, both should
                                           sign. When signing as attorney,
                                           executor, administrator, trustee
                                           or guardian, please give full
                                           title as such. If a corporation,
                                           please sign in full corporate
                                           name by president or authorized
                                           officer. If a partnership,
                                           please sign in partnership name
                                           by authorized person.